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                                                                  EXHIBIT (l)(2)

[Letterhead AIG/The AIG Life Companies (U.S.)]        AIG LIFE INSURANCE COMPANY
                                                 600 King Street, Mail Code CLMK
                                                            Wilmington, DE 19801
                                                    Telephone No.:  302-594-2696
                                                   Facsimile No.:   302-426-1743


                                 April 10, 2003




AIG Life Insurance Company
1 ALICO Plaza
600 King Street
Wilmington, DE 19801

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing of the Registration Statement on Form N-6 by Variable Account II of AIG Life Insurance Company (the "Separate Account") and AIG Life Insurance Company ("AIG Life") covering an indefinite number of units of interests in the Separate Account. Net premiums received under AIG Life's Executive Advantage group flexible premium variable universal life insurance policy (the "Policy" or "Policies") to be offered by AIG Life may be allocated by AIG Life to the Separate Account as described in the Prospectus forming a part of the Registration Statement.

     I am familiar with the Policy provisions. I am also familiar with the description contained in the Prospectus. Based on the information provided to me by Fred Garland, FSA, it is my opinion that:

     The table of cost of insurance rates, set forth under "Tables of Charges" in the Prospectus, contains both the current and guaranteed rates to be used for these Policies for persons of illustrative ages. These rates have not been designed so as to make the relationship between current and guaranteed rates more favorable for persons of the ages illustrated than for persons at other ages or different gender.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/  A. HASAN QURESHI
                                                  ---------------------

                                                  A. Hasan Qureshi
                                                  Senior Vice President